Exhibit 99.1
Clear Channel Outdoor Holdings, Inc. Reports Results
for the First Quarter of 2025
----------------
San Antonio, TX, May 1, 2025 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended March 31, 2025.
“Our first quarter consolidated revenue increased 2.2%, in line with our guidance, reflecting growth from our America and Airports segments,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “We are seeing healthy demand across the majority of our markets in the current quarter and have now booked the majority of our 2025 revenue guidance for the year, with a solid pipeline of business in place. The investments we have made in our technology and sales force allow us to benefit from a more diverse revenue profile and have expanded the number of ways we have to grow our business.
“We continue to make progress executing our strategic roadmap and are excited about our transition to a U.S.-focused business. Now that the majority of our international asset sales have closed, we believe that we have improved our financial resiliency and reduced our operational risk considerably. We have begun reducing debt, resulting in meaningful decreases in interest expense, and expect to continue to focus on the most advantageous debt in our capital structure, as permitted under our debt agreements. Additionally, we have successfully eliminated approximately $35 million in annual corporate expenses and expect to achieve further reductions in the future.
“Going forward, we are focused on elevating the performance of our higher-margin U.S. assets. We are a leader in the innovation and digital transformation of our industry, and our ability to reach and target audiences on the move is strengthening. On top of our progress in streamlining our business and reducing debt, we remain on track with regard to our annual guidance and expect to deliver growth in our consolidated revenues and cash flow in the year ahead, with significant compound growth in AFFO.”
Financial Highlights:
Financial highlights for the first quarter of 2025 as compared to the same period of 2024:

(In millions)	Three Months Ended March 31, 2025	% Change
Revenue:
Consolidated Revenue[1]	$334.2	2.2%
America Revenue	254.2	1.8%
Airports Revenue	80.0	4.0%

Net Loss:
Loss from Continuing Operations	(55.3)	(20.1)%

Adjusted EBITDA[2]:
Adjusted EBITDA[1,2]	79.3	(12.5)%
America Segment Adjusted EBITDA[3]	87.9	(8.0)%
Airports Segment Adjusted EBITDA[3]	14.3	(25.0)%
1Financial highlights exclude results of discontinued operations. See “Supplemental Disclosures” section herein for more information.
2Adjusted EBITDA is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
3Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

International Sales Processes, Dispositions and Use of Proceeds:
On February 5, 2025, we sold our businesses in Mexico, Peru and Chile to Global Media US LLC in a simultaneous sign-and-close transaction for an aggregate purchase price of $34.0 million, subject to certain customary adjustments.
On March 31, 2025, we sold our Europe-North segment businesses to Bauer Radio Limited, a subsidiary of Bauer Media Group, for an aggregate purchase price of $625.0 million, subject to certain customary adjustments. Also on March 31, 2025, we used a portion of the net proceeds from this sale to fully prepay the $375.0 million aggregate principal amount of the outstanding term loans (the “CCIBV Term Loan Facility”) of Clear Channel International B.V. (“CCIBV”), an indirect wholly-owned subsidiary of the Company, along with accrued interest. We expect to prioritize using the remaining net proceeds or cash on hand to retire the most advantageous debt in our capital structure, as permitted under our debt agreements.
The sales processes for our remaining discontinued operations in Spain and Brazil are ongoing. While we cannot guarantee the completion of any transaction, we currently expect the sales to occur within the next year, subject to the satisfaction of regulatory approvals and other closing conditions, if applicable.
All of our European and Latin American businesses, including Spain and Brazil, are classified as discontinued operations. Unless otherwise noted, the discussion in this earnings release focuses on continuing operations and excludes discontinued operations.
Guidance:
Our expectations for the second quarter of 2025 are as follows:

	Second Quarter of 2025		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue[1]	$393	$408	4%	8%
America	302	312	4%	8%
Airports	91	96	6%	11%
1Excludes results of discontinued operations.
Our expectations for the full year of 2025 remain unchanged from the guidance provided in our earnings release on February 24, 2025, except for loss from continuing operations and Adjusted Funds from Operations (“AFFO”), which have improved2. Our updated full-year expectations are as follows:

	Full Year of 2025		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue[1]	$1,562	$1,607	4%	7%
America	1,190	1,220	4%	7%
Airports	372	387	3%	7%
Loss from Continuing Operations[2,3]	(70)	(60)	(43)%	(52)%
Adjusted EBITDA[1,4]	490	505	3%	6%
AFFO[1,2,3,4]	80	90	36%	54%
Capital Expenditures[1]	75	85	(7)%	5%
1Excludes results of discontinued operations.
2Guidance for loss from continuing operations has improved from the previous range of ($105) million to ($95) million, and guidance for AFFO has improved from the previous range of $73 million to $83 million.
3Guidance for loss from continuing operations and AFFO excludes interest on the CCIBV Term Loan Facility and reflects our April 2025 notes repurchases. However, due to uncertainty, it does not include any potential reduction in interest from additional debt repayments that may be made in the future with available cash on hand.
4This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” for further information.

Results:
Revenue:

(In thousands)	Three Months Ended March 31,		% Change
	2025	2024
Revenue:
America	$254,193	$249,777	1.8%
Airports	79,983	76,926	4.0%
Other	4	137
Consolidated Revenue	$334,180	$326,840	2.2%
Revenue for the first quarter of 2025, compared to the same period in 2024:
America: Revenue up 1.8%:
•New roadside billboard contract with the Metropolitan Transportation Authority (“MTA”)
•Digital revenue increased 6.4% to $89.6 million (up from $84.2 million), driven by the MTA contract and deployment of new digital billboards
•National sales accounted for 34.3% of America revenue
Airports: Revenue up 4.0%:
•Strong national advertising demand, most notably at Louis Armstrong New Orleans International Airport, which benefited from Super Bowl LIX
•Digital revenue increased 15.6% to $49.3 million (up from $42.6 million); partially offset by a decline in print revenue
•National sales accounted for 64.6% of Airports revenue

Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended March 31,		% Change
	2025	2024
Direct operating and SG&A expenses:
America	$166,327	$154,684	7.5%
Airports	65,670	57,940	13.3%
Other	194	1,702
Consolidated Direct operating and SG&A expenses[2]	$232,191	$214,326	8.3%
1“Direct operating and SG&A expenses” as presented throughout this earnings release refers to the sum of direct operating expenses and selling, general and administrative expenses, both excluding depreciation and amortization.
2Includes restructuring and other costs of $1.6 million for the three months ended March 31, 2024.
Direct operating and SG&A expenses for the first quarter of 2025, compared to the same period in 2024:
America: Direct operating and SG&A expenses up 7.5%:
•Site lease expense increased 6.6% to $88.3 million (up from $82.8 million), driven by the new MTA contract
•Higher credit loss expense due to a favorable prior-year adjustment
•Increased employee compensation driven by a larger sales headcount and pay increases
Airports: Direct operating and SG&A expenses up 13.3%:
•Site lease expense increased 16.4% to $51.2 million (up from $44.0 million), primarily due to lower rent abatements and revenue growth
•Higher selling costs, including payment processing fees and employee compensation
Corporate Expenses:

(In thousands)	Three Months Ended March 31,		% Change
	2025	2024
Corporate expenses[1]	$19,780	$29,874	(33.8)%
1Includes restructuring and other costs (reversals) of $(8.4) million and $1.8 million for the three months ended March 31, 2025 and 2024, respectively.
Corporate expenses for the first quarter of 2025 decreased 33.8% compared to the same period in 2024, primarily due to $9.9 million in insurance proceeds received during the quarter, related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.
Income (Loss):

(In thousands)	Three Months Ended March 31,		% Change
	2025	2024
Loss from continuing operations	$(55,302)	$(69,224)	(20.1)%
Consolidated net income (loss)[1,2]	63,213	(89,083)	NM
1Includes income (loss) from discontinued operations.
2Percentage changes that are so large as to not be meaningful have been designated as “NM.”

Adjusted EBITDA1:

(In thousands)	Three Months Ended March 31,		% Change
	2025	2024
Segment Adjusted EBITDA[2]:
America	$87,871	$95,464	(8.0)%
Airports	14,313	19,082	(25.0)%
Other	(190)	(406)
Total Segment Adjusted EBITDA	101,994	114,140	(10.6)%
Adjusted Corporate expenses[1]	(22,737)	(23,522)	(3.3)%
Adjusted EBITDA[1]	$79,257	$90,618	(12.5)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
AFFO1:

(In thousands)	Three Months Ended March 31,		% Change
	2025	2024
AFFO[1]	$(22,863)	$(12,812)	(78.4)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Capital Expenditures:

(In thousands)	Three Months Ended March 31,		% Change
	2025	2024
Capital expenditures:
America	$9,819	$8,823	11.3%
Airports	2,234	1,639	36.3%
Other	12	10
Corporate	1,166	832	40.1%
Consolidated capital expenditures	$13,231	$11,304	17.0%

Markets and Displays:
As of March 31, 2025, we operated more than 61,400 print and digital out-of-home advertising displays and had a presence in 80 Designated Market Areas (“DMAs”) in the U.S., including 42 of the top 50 U.S. markets.

	Number of digital displays added (removed), net, in first quarter	Total number of displays as of March 31, 2025
		Digital	Printed	Total
America[1]:
Billboards[2]	25	1,955	32,846	34,801
Other displays[3]	(79)	497	13,238	13,735
Airports[4]	(42)	2,568	10,378	12,946
Total displays	(96)	5,020	56,462	61,482
1As of March 31, 2025, our America segment had presence in 28 U.S. DMAs.
2Billboards includes bulletins, posters, spectaculars and wallscapes.
3Other displays includes street furniture and transit displays. The decrease in digital displays in the first quarter was due to the continued removal of certain digital urban panels in one market, following the voluntary termination of the operating lease for those panels.
4As of March 31, 2025, our Airports segment operated displays across nearly 200 commercial and private airports in the U.S. and the Caribbean. The net decrease in digital displays in the first quarter was primarily due to screen removals following lease terminations at two airports.
Liquidity and Financial Position:
Cash and Cash Equivalents:
As of March 31, 2025, we had $401.3 million of cash and cash equivalents, including $5.5 million held by discontinued operations (Spain and Brazil) and $2.9 million held by continuing operations subsidiaries outside the U.S., primarily in the Caribbean.
The following table summarizes our consolidated cash flows for the three ended March 31, 2025, including both continuing and discontinued operations:

(In thousands)	Three Months Ended March 31, 2025
Net cash provided by operating activities	$14,925
Net cash provided by investing activities[1]	591,868
Net cash used for financing activities	(376,697)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,504
Net increase in cash, cash equivalents and restricted cash	$233,600

Cash paid for interest	$88,992
Cash paid for income taxes, net of refunds	$4,396
1Reflects net cash proceeds of $609.3 million from the sales of our Europe-North segment businesses and certain of our Latin American businesses, net of direct transaction costs paid and cash sold with the businesses. Net proceeds from the sales of businesses and assets were partially offset by capital expenditures, including $12.3 million related to discontinued operations.
Debt:
On March 31, 2025, we used a portion of the net proceeds from the sale of our Europe-North segment businesses to fully prepay the $375.0 million aggregate principal amount of the CCIBV Term Loan Facility and $11.9 million of accrued interest. Upon repayment, CCIBV and the guarantors under the related credit agreement, and all collateral granted as security thereunder, were released, and the credit agreement was terminated. We expect to prioritize using the remaining net proceeds or cash on hand to retire the most advantageous debt in our capital structure, as permitted under our debt agreements.

At our discretion, we may redeem or repurchase portions of our outstanding debt prior to maturity in accordance with the terms of our debt agreements. In April 2025, we repurchased $54.0 million principal amount of our 7.750% Senior Notes due 2028 and $65.8 million principal amount of our 7.500% Senior Notes due 2029 in the open market at a discount, for a total cash payment of $99.5 million, excluding accrued interest and related fees. The repurchased notes are currently held by the Company and have not been canceled.
Following the prepayment of the CCIBV Term Loan Facility on March 31, 2025, and taking into account our April 2025 notes repurchases, we expect cash interest payments to be approximately $313 million for the remainder of 2025 and $381 million in 2026, assuming no further refinancings, new debt issuances or additional repurchases.
Our next debt maturity is in August 2027, when the $1.25 billion aggregate principal amount of our 5.125% Senior Secured Notes becomes due.
For additional details on our outstanding debt balance, please refer to Table 3 in this earnings release.
TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended March 31,
	2025	2024
Revenue	$334,180	$326,840
Operating expenses:
Direct operating expenses[1]	168,529	155,054
Selling, general and administrative expenses[1]	63,662	59,272
Corporate expenses[1]	19,780	29,874
Depreciation and amortization	43,004	42,052
Other operating income, net	(5,785)	(3,297)
Operating income	44,990	43,885
Interest expense, net	(99,361)	(101,695)
Loss on extinguishment of debt	—	(2,393)
Other income (expense), net[2]	249	(8,849)
Loss from continuing operations before income taxes	(54,122)	(69,052)
Income tax expense attributable to continuing operations	(1,180)	(172)
Loss from continuing operations	(55,302)	(69,224)
Income (loss) from discontinued operations[3]	118,515	(19,859)
Consolidated net income (loss)	63,213	(89,083)
Less: Net income attributable to noncontrolling interests	704	584
Net income (loss) attributable to the Company	$62,509	$(89,667)
1Excludes depreciation and amortization.
2Other expense, net, for the three months ended March 31, 2024 includes $9.8 million of debt modification expense.
3Income from discontinued operations for the three months ended March 31, 2025 includes a gain of $139.6 million, primarily from the sales of our businesses in Mexico, Peru, Chile and our Europe-North segment businesses, partially offset by a $5.4 million loss on extinguishment of the CCIBV Term Loan Facility. For the three months ended March 31, 2024, the loss from discontinued operations reflects $4.4 million of debt extinguishment and modification expenses. The remaining loss from discontinued operations for each period reflects the results of our European and Latin American businesses through their respective dates of sale, where applicable.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended March 31,
	2025	2024
Weighted average common shares outstanding – Basic and Diluted	490,332	483,720

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$395,809	$109,707
Total current assets[1]	862,507	1,659,044
Property, plant and equipment, net	467,057	479,987
Total assets[1]	3,990,886	4,804,263
Current liabilities (excluding current portion of long-term debt)[2]	604,875	1,271,630
Long-term debt (including current portion of long-term debt)	5,293,334	5,660,305
Stockholders’ deficit	(3,420,724)	(3,639,783)
1Total current assets and total assets include assets of discontinued operations of $141.7 million and $1,176.0 million as of March 31, 2025 and December 31, 2024, respectively.
2Current liabilities includes liabilities of discontinued operations of $95.6 million and $775.2 million as of March 31, 2025 and December 31, 2024, respectively.
TABLE 3 - Total Debt:

(In thousands)	Maturity	March 31, 2025	December 31, 2024
Receivables-Based Credit Facility[1]	August 2026	$—	$—
Revolving Credit Facility[2]	August 2026	—	—
Term Loan Facility	August 2028	425,000	425,000
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes	August 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 9.000% Senior Secured Notes	September 2028	750,000	750,000
Clear Channel Outdoor Holdings 7.875% Senior Secured Notes	April 2030	865,000	865,000
Clear Channel Outdoor Holdings 7.750% Senior Notes	April 2028	995,000	995,000
Clear Channel Outdoor Holdings 7.500% Senior Notes	June 2029	1,040,000	1,040,000
Clear Channel International B.V. Term Loan Facility[3]		—	375,000
Finance leases		3,857	3,974
Original issue discount		(4,527)	(7,313)
Long-term debt fees		(30,996)	(36,356)
Total debt		5,293,334	5,660,305
Less: Cash and cash equivalents		(395,809)	(109,707)
Net debt		$4,897,525	$5,550,598
1As of March 31, 2025, we had $68.8 million in letters of credit outstanding, including a $6.3 million letter of credit related to our business in Spain, and $73.5 million in excess availability under the Receivables-Based Credit Facility.
2As of March 31, 2025, we had $23.0 million in letters of credit outstanding, resulting in $92.8 million excess availability remaining under the Revolving Credit Facility.
3On March 31, 2025, we used a portion of the net proceeds from the sale of our Europe-North segment businesses to fully prepay the $375.0 million aggregate principal amount of CCIBV Term Loan Facility. Upon repayment, CCIBV and the guarantors under the related credit agreement, and all collateral granted as security thereunder, were released, and the credit agreement was terminated.
Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company operates two reportable segments: America (U.S. operations excluding airports) and Airports (U.S. and Caribbean airport operations), with remaining operations in Singapore reported as “Other.” The Company’s European and Latin American businesses are classified as discontinued operations; therefore, their results are excluded from this earnings release, which only reflects continuing operations for all periods presented.

Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker (the Company’s President and Chief Executive Officer) for purposes of allocating resources and assessing segment performance. Segment Adjusted EBITDA is a GAAP financial measure calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company believes these non-GAAP measures provide investors with useful insights into its operating performance, particularly when comparing to other out-of-home advertisers, and they are widely used by companies in this industry. Please refer to the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures below.
The Company defines and uses these non-GAAP measures as follows:
•Adjusted EBITDA is defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; non-operating expenses (income), including other expense (income), loss (gain) on extinguishment of debt, and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense; and restructuring and other costs, which include costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs.
The Company uses Adjusted EBITDA to plan and forecast for future periods and as a key performance measure for executive compensation. The Company believes Adjusted EBITDA allows investors to assess the Company’s performance in a way that is consistent with Company management’s approach and facilitates comparison to other companies with different capital structures or tax rates. Additionally, the Company believes Adjusted EBITDA is commonly used by investors, analysts and peers in the industry for valuation and performance comparisons.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding share-based compensation and restructuring and other costs.
•FFO is defined in accordance with the National Association of Real Estate Investment Trusts (“Nareit”) as consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interests.
•The Company defines AFFO as FFO excluding discontinued operations and before adjustments for continuing operations, including: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; loss or gain on extinguishment of debt and debt modification expense; amortization of deferred financing costs and note discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; and other items such as foreign exchange transaction gains or losses, adjustments for unconsolidated affiliates, noncontrolling interest and nonrecurring gains or losses.
Although the Company is not a Real Estate Investment Trust (“REIT”), it competes directly with REITs that present the non-GAAP measures of FFO and AFFO. Therefore, the Company believes that presenting these measures helps investors evaluate its performance on the same terms as its direct competitors. The Company calculates FFO in accordance with Nareit’s definition, which does not restrict presentation of these measures to REITs. Additionally, the Company believes FFO and AFFO are already commonly used by investors, analysts and competitors in the industry for valuation and performance comparisons.
The Company does not use, and you should not use, FFO and AFFO as indicators of the Company’s ability to fund its cash needs, pay dividends or make other distributions. Since the Company is not a REIT, it has no obligation to pay dividends and does not intend to do so in the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.
These non-GAAP financial measures should not be considered in isolation or as substitutes for the most directly comparable GAAP measures as an indicator of operating performance or the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similarly named measures presented by other companies.
See reconciliations of loss from continuing operations to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses, and consolidated net income (loss) to FFO and AFFO in the tables below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, available on the Investor Relations page of the Company’s website at investor.clearchannel.com.

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2025	2024
Loss from continuing operations	$(55,302)	$(69,224)
Adjustments:
Income tax expense attributable to continuing operations	1,180	172
Other (income) expense, net	(249)	8,849
Loss on extinguishment of debt	—	2,393
Interest expense, net	99,361	101,695
Other operating income, net	(5,785)	(3,297)
Depreciation and amortization	43,004	42,052
Share-based compensation	5,424	4,594
Restructuring and other costs (reversals)[1]	(8,376)	3,384
Adjusted EBITDA	$79,257	$90,618
1Restructuring and other cost reversals for the three months ended March 31, 2025 includes $9.9 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended March 31,
(in thousands)	2025	2024
Corporate expenses	$(19,780)	$(29,874)
Share-based compensation	5,424	4,594
Restructuring and other costs (reversals)[1]	(8,381)	1,758
Adjusted Corporate expenses	$(22,737)	$(23,522)
1Restructuring and other cost reversals for the three months ended March 31, 2025 includes $9.9 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.

Reconciliation of Consolidated Net Income (Loss) to FFO and AFFO

	Three Months Ended March 31,
(in thousands)	2025	2024
Consolidated net income (loss)	$63,213	$(89,083)
Depreciation and amortization of real estate	38,394	46,806
Net gain on disposition of real estate (excludes condemnation proceeds)[1]	(138,423)	(5,588)
Adjustment for unconsolidated affiliates and non-controlling interests	(1,115)	(1,198)
Funds From Operations (FFO)	(37,931)	(49,063)
Less: FFO from discontinued operations	(19,651)	(10,011)
FFO from continuing operations	(18,280)	(39,052)
Capital expenditures–maintenance	(4,501)	(3,452)
Straight-line rent effect	(2,089)	(278)
Depreciation and amortization of non-real estate	4,610	4,736
Loss on extinguishment of debt and debt modification expense	—	12,166
Amortization of deferred financing costs and note discounts	2,367	2,544
Share-based compensation	5,424	4,594
Deferred taxes	(36)	(321)
Restructuring and other costs (reversals)[2]	(8,376)	3,384
Transaction costs for structural initiatives and financial advisory services	596	1,738
Other items	(2,578)	1,129
Adjusted Funds From Operations (AFFO)	$(22,863)	$(12,812)
1Net gain on the disposition of real estate for the three months ended March 31, 2025 includes a gain of $139.6 million related to sold and held-for-sale businesses, primarily from the sales of our businesses in Mexico, Peru, Chile and our Europe-North segment businesses.
2Restructuring and other cost reversals for the three months ended March 31, 2025 includes $9.9 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.
Reconciliation of Loss from Continuing Operations Guidance to Adjusted EBITDA Guidance

	Full Year of 2025
(in millions)	Low	High
Loss from continuing operations[1]	$(70)	$(60)
Adjustments:
Income tax expense attributable to continuing operations	2	2
Other income, net	(2)	(2)
Gain on extinguishment of debt[1]	(19)	(19)
Interest expense, net[1]	391	394
Other operating income, net	(4)	(3)
Depreciation and amortization	172	172
Share-based compensation	25	26
Restructuring and other cost reversals	(5)	(5)
Adjusted EBITDA	$490	$505
1Guidance for loss from continuing operations, gain on extinguishment of debt and interest expense, net, reflects our April 2025 notes repurchases. However, due to uncertainty, it does not include any potential reduction in interest from additional debt repayments that may be made in the future with available cash on hand.

Reconciliation of Loss from Continuing Operations Guidance to AFFO Guidance

	Full Year of 2025
(in millions)	Low	High
Loss from continuing operations[1]	$(70)	$(60)
Depreciation and amortization of real estate	155	155
Net gain on disposition of real estate (excludes condemnation proceeds)	(1)	(1)
Adjustment for unconsolidated affiliates and non-controlling interests	(6)	(6)
FFO from continuing operations	78	88
Capital expenditures–maintenance	(23)	(24)
Straight-line rent effect	(3)	(4)
Depreciation and amortization of non-real estate	17	17
Gain on extinguishment of debt[1]	(19)	(19)
Amortization of deferred financing costs and discounts	10	10
Share-based compensation	25	26
Deferred taxes	(6)	(6)
Restructuring and other cost reversals	(5)	(5)
Transaction costs for structural initiatives and financial advisory services	4	5
Other items	2	2
Adjusted Funds From Operations (AFFO)[1]	$80	$90
1Guidance for loss from continuing operations, gain on extinguishment of debt and AFFO reflects our April 2025 notes repurchases. However, due to uncertainty, it does not include any potential reduction in interest from additional debt repayments that may be made in the future with available cash on hand.
Conference Call
The Company will host a conference call to discuss these results on May 1, 2025 at 8:30 a.m. Eastern Time. The conference call number is 866-424-3432 (U.S. callers) or +1 215-268-9862 (international callers). A live audio webcast of the conference call will be available on the “Events & Presentations” section of the Company’s investor website (investor.clearchannel.com). A replay of the webcast will be available after the live conference call on the “Events & Presentations” section of the Company’s investor website.
About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to differ materially from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. Words such as “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar terms are used to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements, including, but not limited to: our guidance, outlook, mid-term or long-term forecasts, goals or targets; our business plans and strategies and the expected benefits from business initiatives; the effects of tariffs and views on the macroeconomic environment; our expectations about the use of proceeds from, and benefits of, the sales of certain of our European and Latin American businesses, including corporate expense reduction and interest expense reduction; expectations regarding the sales of our businesses in Spain and Brazil; management’s ability to navigate the current macroeconomic environment; expectations about certain markets and potential improvements; industry and market trends; our ability to use artificial intelligence in our business; our ability to retain both new and existing customers and maintain bookings; and our liquidity. These statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond our control and difficult to predict.
Various risks that could cause actual results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession, including as a result of increased and proposed tariffs, retaliatory trade regulations and policies, and uncertainty in the financial and capital markets; our ability to generate enough cash to service our debt obligations and fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom; volatility of our stock price; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange, including the minimum bid price requirement; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; we face intense competition and our market share is subject to change; regulations and consumer concerns regarding privacy, digital services, data protection and artificial intelligence; breaches of our information security; changes in laws or regulations; failure to accurately estimate industry and Company forecasts and to maintain bookings; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations; the impact of the potential sales of our businesses in Spain and Brazil; the impact of the recent dispositions of certain of our businesses in Europe and Latin America, as well as other strategic transactions or acquisitions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; restrictions contained in our debt agreements that limit our flexibility in operating our business; challenges regarding our use of artificial intelligence to enhance operational efficiency and support decision-making across key areas of our business; the effect of credit ratings downgrades; our reliance on senior management and key personnel; continued scrutiny and shifting expectations from government regulators, municipalities, investors, lenders, customers, activists and other stakeholders; and other factors set forth in our SEC filings. You should not place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. For a more comprehensive discussion of risks, see the “Item 1A. Risk Factors” section of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. The Company does not undertake any obligation to update or revise any forward-looking statements because of new information, future events or otherwise.